CERTIFICATION OF

CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Annual Report on Form 10-K of Health In Harmony Inc., for the year ending October 31, 2012, I, Nickolay Kukekov, Chief Executive Officer of the Company, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.      Such yearly Report on Form 10-K for the year ending October 31, 2012, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.      The information contained in such yearly report on Form 10-K for the year ended October 31, 2012, fairly represents in all material respects, the financial condition and results of operations of Health In Harmony Inc.

Date: February 13, 2013

/s/ Nickolay Kukekov
Nickolay Kukekov
Chief Executive Officer (principal executive officer)